[AMERICAN HOME PRODUCTS CORPORATION LETTERHEAD]

                             August 20, 1997

William L. Respess, Esq.
Senior Vice President
General Counsel, Government Affairs
Ligand Pharmaceuticals, Inc.
9393 Towne Centre Drive
San Diego, CA 92121

Dear Larry:

Enclosed please find one fully executed original of the Third Amendment to the Agreement. Best regards.

                                        Sincerely,


                                        /s/ GARRETT L. STACKMAN
                                        -----------------------
                                        Garrett L. Stackman

cc:  George Tarnowski, Esq.
     Wyeth-Ayerst Laboratories




                      THIRD AMENDMENT TO AGREEMENT

This Third Amendment to Agreement, effective September 2, 1997, is by and between AMERICAN HOME PRODUCTS CORPORATION ("AHP"), A Delaware corporation, as represented by its Wyeth-Ayerst Research Division, having its principal place of business at 533 East Lancaster Pike, St. Davids, Pennsylvania, and LIGAND PHARMACEUTICALS INCORPORATED ("Ligand"), a Delaware corporation having its principal place of business at 9393 Towne Centre Drive, San Diego, California.

WHEREAS, AHP and Ligand have previously entered into a Research, Development and License Agreement effective September 2, 1994 (the "Agreement") under which inter alia, AHP sponsors research at Ligand with the goal of discovering and or/designing small molecule compounds which act through the estrogen and progesterone receptors and to develop pharmaceutical products from such compounds;

WHEREAS, the scope of the Agreement was subject to an Option Agreement effective September 2, 1994 under which AHP had the option exercisable on or after January 1, 1996 inter alia, to expand the scope of research at Ligand, which option was timely exercised by AHD;

WHEREAS, the Agreement was amended pursuant to an Amendment to Agreement effective January 16, 1996, inter alia, to permit Wyeth-Ayerst to develop certain compounds originating from Ligand;

WHEREAS, the Agreement was amended pursuant to a Second Amendment to Agreement effective May 24, 1996, inter alia, to bring within the scope of the Agreement certain compounds under development by AHP;

WHEREAS, the Agreement as modified by exercise of the Option Agreement and by adoption of the Amendment to the Agreement and Second Amendment to Agreement defines a Research Program which is subject to a Research Program Term which expires September 2, 1997, unless extended by AHP pursuant to Section 3.3 of the Agreement or by mutual agreement of the parties; and

WHEREAS, the parties wish to extend the Research Program Term for an additional year and otherwise amend the modified Agreement, inter alia, to limit the research at Ligand supported by AHP to the discover and/or design of drugs acting through the progesterone receptor.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, it is agreed by AHP and Ligand as follows:

1. Terms not otherwise defined herein shall have the meanings given them in the Agreement, the Option Agreement, the Amendment to Agreement or Second Amendment to Agreement.

2. The Research Program Term is extended until September 2, 1998. The aggregate Annual Research Fee for contract year 4 shall be $2,000,000.


3.      The composition of the PMC shall be as follows:


        Ligand Representatives                  AHP Representatives
        ----------------------                  -------------------

        Dr. Leonard Fish                        Dr. Richard Lyttle

        Dr. William Schrader                    Dr. Magid Abou-Gharbia

        Dr. Todd Jones                          Dr. Richard Jackson

        Dr. Andres Negro-Vilar (Alternate)      Dr. Richard Winneker
                                                (Alternate)




4. Effective September 3, 1997, Section 1.20 of the Agreement is amended to read as follows:

        1.20 "Research Compound" shall mean compound, including an Existing Compound for which AHP acquires rights under Article 7 of this Agreement, which is identified or confirmed as acting through or mediating the activity of a Designated Receptor, provided further, that (i) in the case of a compound which acts through or mediates the estrogen receptor, identification or confirmation by Ligand must occur prior to September 3, 1997 and by AHP prior to March 3, 1999 and (ii) in the case of a compound which acts through or mediates the progesterone receptor (all isoforms and splice variants), identification or confirmation must occur (a) during the term of the Research Program or (b), except in the case of termination by AHP under Section 16.3, below, by AHP within eighteen (18) months after expiration or earlier termination of the Research Program.


5. Effective September 3, 1997, Section 3.3 of the Agreement is amended by adding the following sentence at the end of that section:


        Notwithstanding the foregoing, the one year extension of the Research Program provided for in the Third Amendment to the Agreement does not give rise to the obligation under the Stock and Note Purchase Agreement to make the third installment as defined therein.


6. Effective September 3, 1997, Section 3.5.1 of the Agreement is amended by deleting the last sentence and adding the following:


        Additionally, except as expressly permitted under this Agreement, Ligand shall not engage in any activity with any third party in the Field prior to March 3, 1998 with respect to the discovery, development or commercialization of a compound which acts through or mediates the activity of the estrogen receptor (all isoforms and splice variants).

7. Effective September 3, 1997, Section 3.5.2 of the Agreement shall read as follows:

     3.5.2 Notwithstanding the provisions of Section 3.5.1 above, but subject to AHP's license rights under Article 6 below and the parties' confidentiality obligations set forth in Articles 13 and 14 below, during the Research Program Term Ligand shall have the right to use Designated Receptors to engage in (a) pilot internal research programs in the Field;
     (b) compound screening with or for non-commercial third parties; provided, however, that no screening shall be done with or for a non-commercial third party under terms which do not provide Ligand with material rights to progesterone ligands discovered in such screening which would permit their adoption as Research Compounds under this Agreement; and (c), alone or with any Affiliate or third party, to engage in (i) cross-reactivity testing and (ii) toxicology testing. These activities will not use a compound or information supplied by AHP or information gained from screening compounds supplied by AHP. In the event that a compound identified by Ligand as a part of the screening activity under (a) or (b) above shares activity on the progesterone receptor and another receptor, such a compound will be deemed a Research Compound if so designated by the PMC.

8. Effective September 3, 1997, Section 3.8 of the Agreement shall read as follows:

Ligand-in-Licensed Compounds. Ligand retains the right to in-license from third parties and develop and commercialize on its own behalf and through third parties, including Affiliates and sublicensees, compounds which are agonists or antagonists of the Designated Receptors; provided, however, that until expiration of the Research Program Term, such in-licensed compounds are, if they act through the progesterone receptor, at least development stage compounds, but including more advanced compounds up to and including compounds approved for marketing. As used in this Section 3.8, a "development stage" compound is a compound requiring only process and scale-up development and preclinical toxicology and pharmacology investigation to complete IND requirements.

9. Effective September 3, 1997, Article 8 of the Agreement is amended by the addition thereto of the following new Section 8.7:

        8.7 Limited Extension of Designation of a Ligand Compound. Ligand, having completed the screening of the WARD compound library in accordance with Section 8.1 and 8.2 of the Agreement, has provided AHP with a list of screened compounds it has identified as a result of that screening.
Section 8.3 of the Agreement provides that Ligand must give notice to AHP of its intention to designate any screened compound(s) as lead compound(s) within one year of
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Ligand's initial screening of the compound(s). As of the date of this Third Amendment, Ligand has not given AHP any notice as described above. Accordingly, in order to provide Ligand additional time to complete a full evaluation of the compounds it has identified from the WARD compound library, AHP shall extend the time for Ligand to designate a screened compound as a lead compound for further development by a period not to exceed six (6) months from the effective date of this Third Amendment. During that six (6) month period, Ligand can request resupply of compounds as provided under the last sentence of Section 8.2 of the Agreement that it has previously screened.

10. Except as expressly amended or supplemental by this Third Amendment to Agreement, all of the terms and conditions of the Agreement, Option
Agreement, Amendment to Agreement, and Second Amendment to Agreement shall remain in full force and effect in accordance with their terms. No agreement or understanding bearing in this Third shall be binding on either party hereto unless it shall be in writing and signed by the duly authorized officers or represenatatives of each AHP and Ligand shall expressly refer to this Third Amendment to Agreement.


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    IN WITNESS WHEREOF, the parties have caused the Amendment to be executed by their duly authorized representatives.



AMERICAN HOME PRODUCTS                LIGAND PHARMACEUTICALS
CORPORATION                           INCORPORATED


BY: /s/ Gerald A. Jibilian           BY:  /s/ William L. Respess
    -----------------------              -----------------------
        (Signature)                           (Signature)
Title: Vice President                 Titles: Sr. Vice President,
                                              General Counsel,
                                              Government Affairs



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